UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 31, 2018

CytoDyn Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-49908	75-3056237
(State or other jurisdiction of incorporation)	(SEC File Number)	(I.R.S. Employer Identification No.)

1111 Main Street, Suite 660 Vancouver, Washington	98660
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (360) 980-8524

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On January 31, 2018, CytoDyn Inc. (the “Company”) entered into Subscription Agreements (the “Subscription Agreements”) with certain investors who owned convertible promissory notes of the Company (the “Convertible Notes”) for the sale by the Company of 12,062,728 shares (the “Common Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) in a registered direct offering (the “Offering”). The investors in the Offering also received warrants to purchase 7,718,010 shares of Common Stock (the “Warrants”). The securities were sold at a combined purchase price of $0.50 per share of Common Stock and related Warrants, allocated as described below, for aggregate gross proceeds to the Company of approximately $6.0 million.

The Convertible Notes matured on January 31, 2018, upon which date the Company became obligated to pay the principal amount of approximately $6.0 million on the Convertible Notes, plus accrued but unpaid interest of approximately $0.3 million, for aggregate payment obligations at maturity of approximately $6.3 million. The Common Shares and Warrants were issued in full satisfaction of approximately $6.0 million of such payment obligations, with one holder of an aggregate of approximately $0.3 million electing to be repaid in cash instead of participating in the Offering. As a result, all of the proceeds from the Offering were used to satisfy the Company’s payment obligations pursuant to the Convertible Notes.

The Warrants will be exercisable for a period of five years commencing on their issuance date, at an exercise price equal to $0.75 per share of Common Stock, subject to certain ownership limitations and adjustments as provided under the terms of the Warrants.

The number of shares of Common Stock underlying the Warrant issued to each investor was calculated as the difference between (x) the number of shares of Common Stock issued to each investor in this Offering in respect of the payment obligations relating solely to principal amounts on the Convertible Notes and (y) the number of shares of Common Stock underlying certain warrants originally issued to such investor in the original Convertible Notes offering. The effect was to bring each investor from 50% warrant coverage in the original offering of Convertible Notes, assuming conversion of the principal amount thereof at an original conversion price of $0.75 per share, to 100% warrant coverage after this Offering, assuming reinvestment of the principal amount on the Convertible Notes at $0.50 per share.

The Company is delivering the securities under the Subscription Agreements on or about January 31, 2018. The securities sold in the Offering were offered pursuant to an effective shelf registration statement on Form S-3, which was initially filed with the Securities and Exchange Commission (the “SEC”) on August 26, 2016 and was subsequently declared effective on September 9, 2016 (File No. 333-213349) (the “Registration Statement”), and the base prospectus dated as of September 9, 2016 contained therein. The Company is filing a prospectus supplement with the SEC in connection with the sale of the securities.

The representations, warranties and covenants contained in the Subscription Agreements were made solely for the benefit of the parties to the Subscription Agreements. In addition, such representations, warranties and covenants (i) are intended as a way of allocating the risk between the parties to the Subscription Agreements and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the forms of the Subscription Agreements are included with this filing only to provide investors with information regarding the terms of transaction, and not to provide investors with any other factual information regarding the Company. Stockholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Subscription Agreements, which subsequent information may or may not be fully reflected in public disclosures.

Paulson Investment Company, LLC (the “Placement Agent”) was engaged as a placement agent in the Offering, in exchange for a cash fee of approximately $164,000, in respect of investors purchasing an aggregate of 6,840,192 shares of Common Stock and related Warrants in this Offering whose participation was induced by the Placement Agent and not the Company.

The form of the Subscription Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K. The form of Warrant is filed as Exhibit 4.1 to this Current Report on Form 8-K. The foregoing summaries of the terms of these documents are subject to, and qualified in their entirety by, such documents, which are incorporated herein by reference.

The legal opinion and consent of Lowenstein Sandler LLP relating to the securities are filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 8.01.	Other Events.

On January 31, 2018, the Company reduced the exercise price of certain outstanding warrants covering an aggregate of 4,025,656 shares of common stock, which warrants were originally issued in connection with the initial issuances of the Convertible Notes between May 31, 2017 and July 28, 2017, from $1.00 per share to $0.75 per share. The warrants currently expire five years from their original issuance dates. The other terms and conditions of such warrants remained unchanged.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibit No.	Description

	4.1	Form of Warrant Agreement

	5.1	Opinion of Lowenstein Sandler LLP

	10.1	Form of Subscription Agreement

	23.1	Consent of Lowenstein Sandler LLP (included in the opinion of Lowenstein Sandler LLP as Exhibit 5.1)

EXHIBIT INDEX

(d)	Exhibit No.	Description

	4.1	Form of Warrant Agreement

	5.1	Opinion of Lowenstein Sandler LLP

	10.1	Form of Subscription Agreement

	23.1	Consent of Lowenstein Sandler LLP (included in the opinion of Lowenstein Sandler LLP as Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CytoDyn Inc.

January 31, 2018	By:	/s/ Michael D. Mulholland
	Name:	Michael D. Mulholland
	Title:	Chief Financial Officer